Exhibit 99.1

Lime Energy Co. Reports Results for

Three and Nine Month Period Ended September 30, 2014

HUNTERSVILLE, NC, November 12, 2014—Lime Energy Co. (NASDAQ: LIME), a leader in designing and implementing demand-side energy efficiency programs for utilities, today announced its results for the three-month and nine-month periods ended September 30, 2014. “Lime Energy continued our progress during the third quarter, achieving profitability for the first time since refocusing on our utility programs business, while announcing the award of more than $180 million of new, multi-year contracts with major U.S. utilities,” stated Adam Procell, Lime Energy President & CEO.  “Our ability to simultaneously deliver cost effective energy efficiency solutions and improved customer satisfaction for our utility partners makes our business model both valuable and timely. Technological advances continue to broaden the range of products and services that Lime provides for small and mid-sized business customers through our unique programs.”

Results for the three-month period ended September 30, 2014:

•                  Consolidated revenue from continuing operations increased $2.2 million, or 16.7% to $15.6 million.

•                  Gross profit increased $1.1 million, or 31.0%, to $4.8 million.  The gross profit margin improved from 27.7% to 31.1%.

•                  SG&A expense declined $810 thousand, or 14.2%, to $4.9 million.  SG&A expense for the third quarter includes $94 thousand of legal expenses related to the restatement, stockholder lawsuits and SEC investigation, compared to $656 thousand in the prior year period.  Excluding these unusual expenses, SG&A expense declined $246 thousand, or 4.9%.

•                  The loss from continuing operations declined $3.5 million, or 98.7%, to $45 thousand.

•                  The loss from discontinued operations declined $465 thousand, or 141.3%, to income of $136 thousand.

•                  The net loss declined $3.9 million, or 102.4%, to income of $91 thousand.

•                  The basic and diluted loss per share from continuing operations declined $0.83 to $0.15 from $0.98.  The loss per share from discontinued operations declined $0.13 to earnings per share of $0.04 from loss per share of $0.09.  The total net loss per share declined $0.96 to $0.11 from $1.07.  The expenses related to Lime Energy’s 2013 restatement, stockholder lawsuits and SEC investigation contributed $0.03 to the basic and diluted loss per share from continuing operations and the total net loss per share for the three-month periods ended September 30, 2014 and 2013.

•                  The adjusted EBITDA loss declined $1.8 million, or 111.5%, to earnings of $186 thousand from a loss of $1.6 million.  Excluding expenses related to the restatement, stockholder lawsuits and SEC investigation, the adjusted EBITDA loss declined $1.2 million, or 129.1% to earnings of $280 thousand from a loss of $962 thousand.*

*                 Please see the reconciliation of non-GAAP financial measures and Regulation G disclosure later in this press release.

Results for the nine-month period ended September 30, 2014:

•                  Consolidated revenue from continuing operations increased $3.9 million, or 10.5%, to $41.5 million.

•                  Gross profit increased $2.9 million, or 28.9%, to $13.0 million.  The gross profit margin improved from 26.9% to 31.3%.

•                  SG&A expense declined $2.7 million, or 15.6%, to $14.5 million.  SG&A expense includes $690 thousand of legal expenses related to the restatement, stockholder lawsuits and SEC investigation, compared to $2.2 million in the prior year period.  Excluding these unusual expenses, SG&A declined $1.1 million, or 7.7%.

•                  The loss from continuing operations declined $7.6 million, or 84.2%, to $1.4 million.

•                  The loss from discontinued operations declined $3.7 million, or 105.3%, to income of $187 thousand.

•                  The net loss declined $11.3 million, or 90.1%, to $1.3 million.

•                  The basic and diluted loss per share from continuing operations declined $1.48 to $1.05 from $2.53.  The loss per share from discontinued operations declined $1.02 to earnings per share of $0.05 from loss per share of $0.97.  The total net loss per share declined $2.50 to $1.00 from $3.50.  The expenses related to Lime Energy’s 2013 restatement, stockholder lawsuits and SEC investigation contributed $0.19 to the basic and diluted loss per share from continuing operations and the total net loss per share for the nine-month periods ended September 30, 2014 and 2013, respectively.

•                  The adjusted EBITDA loss declined $5.1 million, or 88.1%, to $686 thousand from $5.8 million.  Excluding expenses related to the restatement, stockholder lawsuits and SEC investigation, the adjusted EBITDA loss declined $3.6 million, or 100.1%, to earnings of $4 thousand from a loss of $3.6 million.*

*                 Please see the reconciliation of non-GAAP financial measures and Regulation G disclosure later in this press release.

Business Highlights:

•                  For the first time since refocusing on our utility programs business, Lime Energy delivered a profitable quarter, generating $365K of positive EBITDA, when adjusted for one-time costs and costs associated with the restatement we completed in July 2013, the stockholder lawsuits and the SEC investigation.

•                  During the third quarter Lime Energy was awarded long term contracts for our unique pay-for-performance small business energy efficiency program with leading U.S. utilities totaling more than $180 million. Key 2014 wins have been spread across our Northeast, Southeast and Midwest regions.

•                  Lime Energy hired 15 new sales professionals during the third quarter to meet increased energy efficiency targets in existing programs and to ramp-up new program territories.

•                  Lime weathered the traditional “summer slump” in small business sales, matching our Q2 number with over $17 million in sales, the highest quarterly sales figures in the history of our utility programs business. Finding creative ways to avoid this summer sales drop-off was a key objective of Lime’s at the beginning of 2014.

•                  New technology deployments took hold across multiple programs, including refrigeration equipment and controls measures, and exterior LED lighting fixtures and controls.

•                  We expanded our marketing and data analytics capacity, allowing us to maximize the value of our industry-leading small business energy efficiency project database.

LIME ENERGY CO.

Condensed Consolidated Statement of Operations

(Unaudited, in thousands)

	Three Months Ended
	September 30,		Change
	2014	2013	$	%

Revenue	$15,585	$13,354	$2,231	16.7%
Cost of sales	10,735	9,651	1,084	11.2%
Gross profit	4,850	3,703	1,147	31.0%

Selling, general and administrative expenses	4,887	5,697	(810)	-14.2%

Operating loss	(37)	(1,994)	1,957	-98.1%

Interest expense, net	(8)	(1,517)	1,509	-99.5%

Loss from continuing operations	(45)	(3,511)	3,466	-98.7%

Income (Loss) from operation of discontinued business	136	(329)	465	-141.3%

Net Income (Loss)	$91	$(3,840)	$3,931	-102.4%

Preferred stock dividends	(521)	(22)	(499)	100.0%

Net loss available to common stockholders	$(430)	$(3,862)	$3,432	-88.9%

Basic and Diluted (loss) earnings Per Common Share From Continuing operations	$(0.15)	$(0.98)	$0.83	-84.7%
Discontinued operations	0.04	(0.09)	0.13	-144.4%
Basic and Diluted Loss Per Common Share	$(0.11)	$(1.07)	0.96	-89.7%

Weighted Average Common Shares Outstanding	3,760	3,593

Adjusted EBITDA	$186	$(1,618)	$1,804	-111.5%

	Nine Months Ended
	September 30,		Change
	2014	2013	$	%

Revenue	$41,456	$37,513	$3,943	10.5%
Cost of sales	28,462	27,433	1,029	3.8%
Gross profit	12,994	10,080	2,914	28.9%

Selling, general and administrative expenses	14,463	17,142	(2,679)	-15.6%
Amortization of intangibles	—	10	(10)	-100.0%
Operating loss	(1,469)	(7,072)	5,603	-79.2%

Interest income (expense), net	31	(2,013)	2,044	-101.5%

Loss from continuing operations	(1,438)	(9,085)	7,647	-84.2%

Income (Loss) from operation of discontinued business	187	(3,504)	3,691	-105.3%

Net loss	$(1,251)	$(12,589)	$11,338	-90.1%

Preferred stock dividends	(2,474)	(22)	(2,452)	100.0%

Net loss available to common stockholders	$(3,725)	$(12,611)	$8,886	-70.5%

Basic and Diluted (loss) earnings Per Common Share From Continuing operations	$(1.05)	$(2.53)	$1.48	-58.5%
Discontinued operations	0.05	(0.97)	1.02	-105.2%
Basic and Diluted Loss Per Common Share	$(1.00)	$(3.50)	2.50	-71.4%

Weighted Average Common Shares Outstanding	3,738	3,594

Adjusted EBITDA	$(686)	$(5,787)	$5,101	-88.1%

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

We report our financial results in accordance with generally accepted accounting principles (“GAAP”). However, we believe that certain non-GAAP financial measures that we use to manage the Company’s business fall within the meaning of Regulation G (Disclosure of Non-GAAP Financial Measures) by the Securities and Exchange Commission.  We have included these non-GAAP measures, including certain measures that exclude the cost of the restatement and the related, ongoing lawsuits, in this press release because we believe they may provide readers with additional meaningful comparisons to prior reported results.

A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measure is as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

Net Income (loss)	$91	$(3,840)	$(1,251)	$(12,589)

Interest expense (income), net	8	1,517	(31)	2,013
Depreciation & amortization	177	261	546	793

EBITDA	276	(2,062)	(736)	(9,783)

Share based compensation	46	115	237	492
(Income) Loss from operation of discontinued business	(136)	329	(187)	3,504

Adjusted EBITDA	$186	$(1,618)	$(686)	$(5,787)

Costs related to restatement activities and defense of stockholder lawsuits	94	656	690	2,221

Adjusted EBITDA excluding one-time restatement and legal costs	$280	$(962)	$4	$(3,566)

About Lime Energy Co.

Lime Energy is building a new energy future.  As a leading national provider of energy efficiency for utilities’ small business customers, Lime designs and implements direct install programs for its utility clients which have consistently exceeded program savings goals.  Its award-winning, integrated services programs provide utilities with reliable energy efficiency resources while delivering the highest levels of customer satisfaction.  This next generation approach is helping utilities across the country to go deeper and broader with the cheapest, cleanest and fastest energy resource that we have — energy efficiency.

Additional Information

A full analysis of the results for the three-month and nine-month periods ended September 30, 2014, is available in the Company’s Form 10-Q, which will be made available on the Company’s website at www.lime-energy.com and on EDGAR.

Conference Call Information

The Company will hold a conference call with investors today, November 12, 2014, at 4:30 pm ET to discuss these results.

Investors can access the call by dialing toll free 1-866-202-3048 and entering passcode 63853535. International callers can dial 1-617-213-8843 and use the same passcode.

A transcript of the live call can also be accessed through Lime Energy’s Investor Relations section of its website at http://www.lime-energy.com/investors/

The webcast is also being distributed through the Thomson StreetEvents Network.  Individual investors can listen to the call at www.earnings.com, Thomson’s individual investor portal, powered by StreetEvents.  Institutional investors can access the call via Thomson StreetEvents (www.streetevents.com), a password-protected event management site.

Lime Energy Investor Relations

Colleen Brennan

(704) 892-4442

investorrelations@lime-energy.com

FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including statements that reflect Lime Energy’s current expectations about its future results, performance, prospects and opportunities. Lime Energy has tried to identify these forward-looking statements by using words and phrases such as “may,” “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plan,” “should,” “typical,” “preliminary,” “hope,” or similar expressions. These forward-looking statements are based on information currently available to Lime Energy and are subject to a number of risks, uncertainties and other factors that could cause Lime Energy’s actual results, performance, prospects or opportunities in the remainder of 2014 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks and uncertainties are described in Lime Energy’s most recent Annual Report on Form 10-K or as may be described from time to time in Lime Energy’s subsequent SEC filings; such factors are incorporated herein by reference.